Exhibit 24

LIMITED POWER OF ATTORNEY

 The undersigned hereby appoints each of Marni Morgan Poe and Michael James, signing singly, as his attorney-in-fact to act for him and in his name solely to do all or any of the following:

 1.  To prepare, execute and file in the undersigned's name and on the undersigned's behalf with the Securities and Exchange Commission any and all statements regarding his beneficial ownership of securities of Primo Water
Corporation (including acquisitions or dispositions thereof) in his capacity as an officer of Primo Water Corporation filed pursuant to Section 16(a) of the
Securities Exchange Act of 1934 and Form 144 pursuant to Rule 144 under the
Securities Act of 1933, as amended ("Rule 144");

 2.  To prepare, execute and file in the undersigned's name and on the undersigned's behalf all Canadian Insider Reports and other SEDI filings regarding his beneficial ownership of securities of Primo Water Corporation
(including acquisitions or dispositions thereof) in his capacity as an officer of Primo Water Corporation; and

 3.  To prepare, execute and file all necessary instruments, including applications for Form ID, to carry out and perform any of the powers stated
above, and to do any other acts requisite to carrying out such powers.

 Neither Marni Morgan Poe nor Michael James shall incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Primo Water
Corporation assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, Rule 144, or applicable
Canadian securities laws.

 Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a)
of the Securities Exchange Act of 1934, Rule 144, or applicable Canadian securities laws with respect to the undersigned's beneficial ownership of and transactions in securities of Primo Water Corporation, unless earlier revoked.
This Power of Attorney shall terminate with respect to the attorneys-in-fact upon receipt by Marni Morgan Poe or Michael James, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney.  The undersigned shall have the right to revoke this Power of Attorney at any time.

 IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this day of June 8, 2020.

        /s/ David Muscato
        Name: David Muscato